Execution Version

AMENDMENT TO AMENDED AND RESTATED
SUPPLY AND OFFTAKE AGREEMENT
This AMENDMENT TO AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”) is made and entered into as of June 20, 2019, by and among Par Hawaii Refining, LLC f/k/a Hawaii Independent Energy, LLC (the “Company”), Par Petroleum, LLC (the “Guarantor”) and J. Aron & Company LLC (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A.    The Company owns and operates a crude oil refinery and related assets located in Kapolei, Hawaii (the “Refinery”) for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B.    The Parties have entered into an Amended and Restated Supply and Offtake Agreement, dated as of December 21, 2017 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery.
C.    The Parties have agreed to amend the S&O Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:

Section 1	Definitions; Interpretation
Section 1.1    Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement.
Section 1.2    Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2	Amendment
Section 2.1    Amendment to S&O Agreement. Upon the effectiveness of this Amendment:
(a)    Section 1.1 of the S&O Agreement is hereby amended by inserting, in the appropriate alphabetical order, the following new definition:
“HECO Entities” means, collectively, (i) Hawaiian Electric Co., Inc., (ii) Maui Electric Company, Ltd. and (iii) Hawaii Electric Light Company, Inc.
“HECO Parent” means Hawaiian Electric Industries, Inc.
(b)    Section 1.1 of the S&O Agreement is hereby amended by amending and restated each of the following existing definitions:
“Included Utility” means Kauai Island Utility Cooperative.
(c)    Clause (w)(I) of the definition of “Eligible Receivables” in Section 1.1 of the S&O Agreement is hereby amended and restated in its entirety to read as follows:
(I)    the aggregate amount of such Accounts owing by a single account debtor does not constitute more than twenty-five percent (25%) of the sum of all Eligible Receivables (but the portion of the Accounts not in excess of such percentage shall be deemed Eligible Receivables); provided that with respect to the HECO Entities, (x) at all times HECO Parent maintains an Investment Grade Rating, the aggregate amount of such Accounts owing by the HECO Entities does not constitute more than forty percent (40%) of the sum of all Eligible Receivables and (y) at all times HECO Parent does not maintain an Investment Grade Rating, the aggregate amount of such Accounts owing by the HECO Entities does not constitute more than twenty-five (25%) of the sum of all Eligible Receivables.
(d)    Section 11.8 of the S&O Agreement is hereby amended by deleting the proviso immediately following subsection (c) thereof.
(e)    The Schedules attached to the S&O Agreement are hereby amended by replacing the Schedule D attached to the S&O Agreement with the Schedule D attached hereto.
Section 2.2    References Within S&O Agreement. Each reference in the S&O Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the S&O Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the S&O Agreement as heretofore amended and as amended by this Amendment.

SECTION 3	Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the corporate, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law) and (v) no Event of Default with respect to it has occurred and is continuing.

SECTION 4	Reaffirmation
All of the terms and provisions of the S&O Agreement shall, as amended and modified hereby, remain in full force and effect. Each of the Company and the Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair the Obligations or the Liens securing the payment and performance thereof. Each of the Company and the Guarantor hereby ratifies and confirms all of its respective obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein, and the Guarantor ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the Obligations of the Company under the Transaction Documents, as expressly modified herein.

SECTION 5	Miscellaneous
Section 5.1    S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the S&O Agreement remains unchanged. As amended pursuant hereto, the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the S&O Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document.”
Section 5.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 5.3    Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron and their respective successors and assigns.
Section 5.4    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 5.5    Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 5.6    Effectiveness; Counterparts. This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 5.7    Interpretation. This Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.
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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By:    /s/ Harsha V. Rajamani
Name:    Harsha V. Rajamani
Title:    Managing Director

PAR HAWAII REFINING, LLC

By:    /s/ James Matthew Vaughn
Name:    James Matthew Vaughn
Title:    Vice President and Secretary

PAR PETROLEUM, LLC

By:    /s/ James Matthew Vaughn
Name:    James Matthew Vaughn
Title:    Vice President and Secretary